                                                                      EXHIBIT 21

                           MORTGAGE AND REALTY TRUST

                     SUBSIDIARIES AS OF SEPTEMBER 30, 1994

                                                       PERCENTAGE OF            STATE OF
NAME                                                     OWNERSHIP            ORGANIZATION
- -------------------------------------------------  ----------------------  -------------------
MRT West, Inc. (corporation)                                100%               California

Paseo Padre Associates                                      85%                California
    (limited partnership)                             (Limited partner
                                                         interest)
                                                            15%
                                                      (General partner
                                                          interest
                                                     through MRT West)

150 Rittenhouse Circle, Inc. (corporation)                  100%                Maryland

MRT Santa Monica, Inc. (corporation)                        100%               California
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